UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 25, 2022

MOBIQUITY TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

New York	001-41117	11-3427886
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

35 Torrington Lane Shoreham, New York	11786
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (516) 246-9422

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Securities registered pursuant to Section 12(b) of the Act: Common Stock, $0.0001 par value per share; Common Stock Purchase Warrants.

Section 3 – Securities and Trading Market

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Background

As more fully described under Item 4.02 below, the Audit Committee of the Company and its prior independent public accountant, determined that it is necessary to file Form 10-K/A No. 2 to amend various financial information in the Company’s annual report with respect to the audited financial statements for the fiscal years ending December 31, 2021 and 2020 and the quarterly information pertaining to those fiscal years. The aforementioned amended annual report caused the Company to be delinquent with the filing of its Form 10-Q for the quarter ended September 30, 2022. It is anticipated that this Form 10-Q will be filed by the Company on or before December 8, 2022.

(a)	On November 25, 2022, received a deficiency notification from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company of its noncompliance with the Nasdaq Listing Rule 5250 (c)(1) for continued listing due to its failure to file its Form 10-Q for the period ended September 30, 2022. Under Nasdaq’s Rules, the Company has 60 calendar days to submit a plan to regain compliance. It is anticipated that the Form 10-Q will be filed by the Company on or about December 8, 2022.

Section 4 – Matters Related to Accountants and Financial Statements

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

(a)(1) and (2) On November 28, 2022, the Audit Committee of Mobiquity Technologies, Inc.’s board of directors determined that its Form 10-K/A filed on May 23, 2022, which included the audited consolidated financial statements for the years ended December 31, 2020 and 2021, could no longer be relied upon because the year ended December 31, 2020 overstated its net loss by approximately $3,287,000 primarily as a result of the erroneous recording of various non-cash expenses. At December 31, 2020, the Company reported additional paid in capital of $184,586,420, accumulated deficit of $186,168,926 and stockholders’ equity of $2,886,685. As a result of the erroneously recorded non-cash expenses, a reduction to paid-in capital and accumulated deficit of $2,057,415 will result in a restated additional paid-in capital balance of $182,529,005 and a restated accumulated deficit balance of $184,111,511, with total stockholders’ equity remaining unchanged at $2,886,685 at December 31, 2020. For the year ended December 31, 2020, the Company’s net loss will be reduced from $15,032,404 (with a net loss per share of $5.92) to $11,745,835 (with a net loss per share of $4.63). The Company also determined that the fiscal 2021 consolidated financial statements included similar erroneously recorded non-cash expenses aggregating to approximately $1,031,000 for the nine months ended September 30, 2021.

The Company has notified its prior and current independent auditors of the need to file a Form 10-K/A No. 2 with new audited consolidated financial statements for the years ended December 31, 2021 and 2020 to correct the errors that resulted in an overstatement of net loss in both years.

Background

As a result of errors identified prior to the filing of the Company’s March 31, 2022 Form 10-Q, the Company filed a restated and amended Form 10-K/A for the year ended December 31, 2021. During the subsequent review of the Company’s quarterly consolidated financial statements for June 30, 2022, similar errors were noted for the three and six month periods ended June 30, 2021. As a result, the Company included a footnote in their consolidated financial statements for June 30, 2022 disclosing the effects of the errors on the 2021 consolidated financial statements, as well as restated the 2021 consolidated financial statements, with the Form 10-Q for the three and six months ended June 30, 2022.

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For the quarter ended September 30, 2022, the Company noted that transactions addressed in the 2021 restated 10-K and the Q2 2022 Form 10-Q also have a material quantitative effect on other quarters within fiscal 2021 as well as 2020. The Company performed an analysis in accordance with ASC 250-10-S99 (aka SAB 99) to determine if the effects of these errors were quantitatively material and thus did require the Company to further restate, amend and refile any or all of its quarterly 10-Q filings and annual 10-K filings for 2020 and 2021.

The transactions in question are as follows:

1.	During 2020 and 2021, certain holders of the Company’s convertible debt converted debt principal into shares of common stock, or the Company sold shares of its stock for cash. For certain of these transactions, the Company recorded a “loss on sale of stock" representing the difference in the per share sale or conversion price of the stock and the per share market value of the stock at the date of the transactions. For these types of transactions, the Company should not have recorded any gain or loss for the difference in the per share issuance price and market value. The converted or sold value should be netted against the debt amount settled at original conversion terms, or cash received, with the offset recorded to additional paid-in capital.

2.	During Q2 2019, the Company granted a total of 23 million warrant shares to three individuals which vest over a graded two-year period. The Company had been expensing, upon each vesting date, the fair value of the vested options in increments associated with the number of shares vested as opposed to recognizing the expense straight-line over the entire vesting period for each vesting tranche. This resulted in significant differences in the timing of stock-based compensation recognition on a quarterly basis.

3.	The Company had warrants outstanding at December 31, 2019 that were issued in conjunction with its AAA Preferred Stock (the "AAA warrants”). In early 2020, the warrant holders exercised 11,755,200 warrant shares. The Company proceeded to record "warrant expense" for the fair value of the warrants on the date they were exercised. Per generally accepted accounting principles, the accounting for such warrants should be done as of their grant date, not their exercise date. When warrants are exercised for cash under the original terms of the warrant agreement, assuming they are classified as equity when issued, the Company should record common stock and additional paid-in capital only for the amount of proceeds received. In addition to the AAA warrants, certain warrants were exercised by two non-affiliated individuals. The Company subsequently issued additional common shares to the non-affiliated individuals under the warrant exercises based on a lower strike price, resulting in additional shares issued to the warrant holders. Any value associated with the modification of the warrant terms would be considered a deemed dividend and reflected within stockholders’ equity and not to other expense.

4.	During 2021, several debt holders received shares of common stock or an “equity kicker” in connection with the issuance of short-term promissory notes. The estimated value of the shares issued was reflected on the consolidated statements of operations as “loss on sale of stock". This should be presented as interest expense since the shares were issued with short-term promissory notes.

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Conclusion

The Company has notified its previous auditor, BF Borgers CPA PC, of the need to amend its Form 10-K/A for the fiscal year ended December 31, 2021 with newly issued audited financial statements for the years ended December 31, 2021 and 2020. It is the intention of the Company that the Form 10-K/A No. 2 will contain in the notes to consolidated financial statements condensed quarterly balance sheets, statements of operation and statements of cash flows to correct quarterly information for the periods ended March 31, 2021 and 2020, June 30, 2021 and 2020 and September 30, 2021 and 2020. Accordingly, the quarterly reports for these periods cannot be relied upon and will be superseded and/or supplemented by the information contained in the aforementioned Form 10-K/A No. 2. It should be noted that in the opinion of management:

•	None of the transactions involve misstatements of cash or other assets. All transactions are of a non-cash nature.

•	None of the transactions involve revenue recognition or gross profit.

•	The Company is a single reporting unit, thus the transactions do not involve an individual segment.

•	The misstatements do not affect compliance with regulatory requirements.

•	None of the transactions affect debt covenants.

•	The misstatements do not have an effect on management’s compensation.

•	The misstatements do not involve concealment of any unlawful transaction.

•	The net effects of restating the financials would result in a reduction in net loss as opposed to a reduction in income, except for the first quarters of 2020 and 2021.

•	The net effect on equity is $0 for each quarter and annual period affected, and no other area of the balance sheet is affected.

•	The annual consolidated financial statements of the Company, and its Form 10-K, for fiscal 2021 was previously restated and amended with the SEC and incorporate the correction of the majority of these items for the annual 2021 period.

The Company plans to restate certain financial information contained in its Form 10-Q for the quarters ended March 31, 2022 and June 30, 2022 for the impact of correcting the aforementioned errors in its Form 10-Q for the nine months ended September 30, 2022.

(a)(3) The audit committee of the board of directors notified BF Borgers CPA PC of the need to discuss the issues contained in this Form 8-K with said committee. On November 22, 2022, BF Borgers CPA PC agreed to review the Form 10-K/A No. 2 and on November 28, 2022, it approved the filing of both this Form 8-K and the amended annual report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: November 30, 2022	MOBIQUITY TECHNOLOGIES, INC.

By: /s/ Dean L. Julia
Dean L. Julia, Chief Executive Officer

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